EXHIBIT 21


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GROVE PROPERTY TRUST
LIST OF SUBSIDIARIES


GPT-Acton, LLC
Avonplace Associates Limited Partnership
GPT-Briar Knoll, LLC
GR-West Hartford Associates Limited Partnership
GR-Enfield Associates Limited Partnership
GPT-East Providence, LLC
GPT-Freeport, LLC
Foxwoodburg Limited Partnership
ANE Associates Limited Partnership
Grove Avon Associates Limited Partnership
Grove Opportunity Fund II Limited Partnership
GPT-Highmeadow, LLC Grove Operating L.P.
GPT-Plainville Limited Partnership
GPT-Windsor, LLC
Grove Properties III Limited Partnership
GR-Farmington Summit Associates Limited Partnership
GR-Heritage Court Associates Limited Partnership
Grove Westwynd Associates Limited Partnership
GPT-Hilltop, LLC
Grove-Longmeadow Associates Limited Partnership
Nautilus Properties Associates Limited Partnership
GR-Northeast Associates Limited Partnership
Shoreline London Associates Limited Partnership
GPT-Ribbon Mill, LLC
Grove Rocky Hill Associates Limited Partnership
GPT-Tanglewood, LLC
Grove-Westfield Associates Limited Partnership
Wharf Holding Company, LLC
Grove West-Springfield Associates Limited Partnership
GPT-Winchester Wood, LLC
GPT-Sturbridge, LLC
GPT-East Haven, LLC
GPT-Glen Meadow, LLC
GR-Westwood Glen Limited Partnership
GR-Rockingham Glen Limited Partnership
GR-Wilkins Glen Limited Partnership
GR-Summerhill Glen Limited Partnership
GPT-Abington Glen, LLC
GPT-Nehoiden Glen, LLC
GPT-Gosnold Grove, LLC
GPT-Glen Grove, LLC
GR-Conway Court Limited Partnership

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GPT-Norton Glen, LLC
GR-Cedar Glen Limited Partnership
GR-Highland Glen Limited Partnership
GPT-Chestnut Glen, LLC
GPT-Noonan Glen, LLC
GPT-Old  Mill  Glen,  LLC
GPT-Longfellow  Glen, LLC
GPT-Webster Green, LLC
GPT-929 House, LLC
GPT-Phillips Park, LLC